Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	Media	Investor
	Brian Alford	John Laws
	(405) 553-6984	(405) 530-7467

ENABLE MIDSTREAM PARTNERS ANNOUNCES PRICING
OF $1.65 BILLION SENIOR NOTES OFFERING

OKLAHOMA CITY (May 20, 2014) - Enable Midstream Partners, LP (NYSE: ENBL) today announced the pricing of a $1.65 billion private offering, consisting of $500 million aggregate principal amount of 2.400% Senior Notes due 2019, $600 million aggregate principal amount of 3.900% Senior Notes due 2024 and $550 million aggregate principal amount of 5.000% Senior Notes due 2044. The notes will be senior unsecured obligations of Enable Midstream Partners, LP (“Enable Midstream”). CenterPoint Energy Resources Corp. will guarantee the collection of Enable Midstream’s obligations under the notes maturing in 2019 and 2024 on an unsecured subordinated basis, subject to automatic release on May 1, 2016. The offering of the notes is expected to close on or about May 27, 2014.

Enable Midstream intends to apply $1.05 billion of the net proceeds from the 2.400% Senior Notes due 2019 and the 3.900% Senior Notes due 2024 to repay its $1.05 billion term loan in full. Enable Midstream intends to apply all other net proceeds from the offering to contribute funds to Enable Oklahoma Intrastate Transmission, LLC (Enable Oklahoma) for repayment of Enable Oklahoma’s $250 million term loan and of Enable Oklahoma’s $200 million 6.875% Senior Notes due 2014 at maturity and for general partnership purposes, including the funding of expansion capital expenditures.

The notes will be offered and sold only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933 (the “Securities Act”), and to non-U.S. persons in accordance with Regulation S under the Securities Act. When issued, the notes will not have been registered under the Securities Act or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Exhibit 99.1

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

ABOUT ENABLE MIDSTREAM PARTNERS

Enable Midstream owns, operates and develops strategically located natural gas and crude oil infrastructure assets. The Partnership’s assets include approximately 11,000 miles of gathering pipelines, 12 major processing plants with approximately 2.1 billion cubic feet per day of processing capacity, approximately 7,900 miles of interstate pipelines (including Southeast Supply Header, LLC of which Enable Midstream owns 24.95 percent), approximately 2,300 miles of intrastate pipelines and eight storage facilities comprising 86.5 billion cubic feet of storage capacity.

This press release may contain “forward-looking statements” within the meaning of the securities laws. All statements, other than statements of historical fact, regarding Enable Midstream’s strategy, future operations, financial position, estimated revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements often include the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions and are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Enable Midstream’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Enable Midstream assumes no obligation to and does not intend to update any forward-looking statements included herein. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors” included in our SEC filings. Enable Midstream cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the ownership, operation and development of natural gas and crude oil infrastructure assets. These risks include, but are not limited to, contract renewal risk, commodity price risk, environmental risks, operating risks, regulatory changes and the other risks described under “Risk Factors” in our SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, Enable Midstream’s actual results and plans could differ materially from those expressed in any forward-looking statements.
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